Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-163991 on Form S-8 of our report dated March 3, 2011, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries as of January 1, 2011 and January 2, 2010 and for each of the years then ended, which report is included in Netlist, Inc.’s Annual Report on Form 10-K for the year ended January 1, 2011.

/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Costa Mesa, California

April 21, 2011